UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

September 17, 2013

Date of report (Date of earliest event reported)

Integrated Device Technology, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-12695	94-2669985
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6024 Silver Creek Valley Road, San Jose, California 95138

(Address of principal executive offices) (Zip Code)

(408) 284-8200

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

(a) On September 17, 2013, Integrated Device Technology, Inc. (“IDT” or the “Company”) held its annual meeting of stockholders (the “Annual Meeting”).

(b) At the Annual Meeting, stockholders voted on the following four proposals, each of which is described in detail in the Company’s definitive proxy statement filed with the Securities and Exchange Commission (the “Commission”) on July 29, 2013 (the “Proxy Statement”).

Proposal 1.	The election of the eight nominees listed below to serve as members of the Company’s Board of Directors until the 2014 annual meeting of stockholders or until their successors are duly elected and qualified.

	For	Withheld	Broker Non- Votes
John Schofield	118,266,033	13,243,918	10,487,624
Jeff McCreary	130,810,644	699,307	10,487,624
Umesh Padval	130,806,377	703,574	10,478,624
Gordon Parnell	129,660,722	1,849,229	10,487,624
Donald Schrock	129,718,147	1,791,804	10,487,624
Ron Smith, Ph.D.	130,804,824	705,127	10,487,624
Peter Feld	129,649,964	1,859,987	10,487,624
Norman Taffe	130,780,900	729,051	10,487,624

Proposal 2.	The approval, on a non-binding, advisory basis, of the compensation of the Company’s named executive officers as disclosed in the Proxy Statement accompanying the notice of the Annual Meeting pursuant to the compensation disclosure rules of the Commission (“Say-on-Pay”).

For	Against	Abstain	Broker Non-Votes
129,131,414	964,633	1,413,904	10,487,624

Proposal 3.	The appoval of an amendment and restatement to the 2004 Equity Plan to increase the number of shares reserved for issuance thereunder from 36,800,000 to 41,800,000.

For	Against	Abstain	Broker Non-Votes
119,048,763	11,056,343	1,404,845	10,487,624

Proposal 4.	The ratification of the selection, by the Audit Committee of the Company’s Board of Directors, of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company for its fiscal year ending March 30, 2014.

For	Against	Abstain
139,881,274	714,378	1,401,923

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 19, 2013	INTEGRATED DEVICE TECHNOLOGY, INC.

	By:	/s/ BRIAN C. WHITE
Brian C. White
Vice President, Chief Financial Officer (duly authorized officer)